EXHIBIT D-3

                         UNITED STATES OF AMERICA
                     FEDERAL COMMUNICATIONS COMMISSION

PART I - APPLICATION FOR CONSENT TO TRANSFER CONTROL OF
CORPORATION HOLDING STATION LICENSE

1.   (a)  Name of corporate licensee:   The Southern Connecticut
                                        Gas Company

     (b)  Number and street address:    60 Marsh Hill Road

     (c)  City: Orange    (d) State: CT      (e) ZIP Code: 06477

2.   Internet address:  shumes@cne-energy.com

3.   Taxpayer Identification Number:  06-0835501

4.   Call sign and radio service of each station: KCC259
                                                  IW POWER

5.   (a)  Fee Type Code: PATM

     (b) Fee Multiple: 1

     (c) Fee Due: $45.00

6.   Name and Address of Transferee:

     The Southern Connecticut Gas Company
     60 Marsh Hill Road, Orange, Ct  06477-3624

7. Subsequent to the Transfer of Control, will the licensee corporation be the same corporate entity? That is, will it retain its present name, corporate charter, State of incorporation, etc.? If "NO", give details on Page 3.

                                    YES

8. Subsequent to the Transfer of Control, will the licensee corporation be a representative of any foreign government? If
"YES", give details on Page 3.

                                    NO

                               CERTIFICATION

 .    Applicant waives any claim to the use of any particular
     frequency regardless of prior use by license or otherwise;

 .    Applicant will have unlimited access to the radio equipment and will control access to exclude  unauthorized persons;

 .    Neither applicant nor any member thereof is a foreign
     government or representative thereof;

 .    Applicant certifies that all statements made in this
     application and attachments are true, complete and made in good faith;

 .    Neither the applicant nor any other party to the application is subject to a denial of Federal benefits that includes FCC benefits pursuant to Section 5301 of the Anti-Drug Abuse Act of 1988, 21 U.S.C. Section 862, because of a conviction for possession or distribution of a controlled substance.

WILLFUL FALSE STATEMENTS MADE ON THIS FORM ARE PUNISHABLE BY FINE AND/OR IMPRISONMENT (U.S. CODE, TITLE 18, SECTION 1001), AND/OR REVOCATION OF ANY STATION LICENSE OR CONSTRUCTION PERMIT (U.S. CODE, TITLE 47, SECTION 312(A)(1)), AND/OR FORFEITURE (U.S. CODE, TITLE 47, SECTION 503).

SIGNATURE /s/ Peter D. Loomis                     DATE: 8/18/99

SIGNATURE /s/ Peter D. Loomis                     DATE: 8/18/99

  Individual    Partner    Officer X     Other (Specify):_____

DETAILS / ADDITIONAL INFORMATION:

                                 Exhibit A

              Description of the proposed merger transaction
                      between Energy East Corporation
                    and Connecticut Energy Corporation

     The Southern Connecticut Gas Company ("SCG") is a Connecticut public service company wholly-owned by Connecticut Energy Corporation ("Connecticut Energy"). On April 23, 1999, Connecticut Energy entered into an Agreement and plan of Merger ("the Merger Agreement") with Energy East Corporation ("Energy East"), a New York corporation.

     Under the terms of the Merger Agreement, Connecticut Energy will merge into Merger Co., a wholly-owned subsidiary of Energy East. Merger Co. will be the surviving company, will change its name to Connecticut Energy Corporation, and will continue to conduct Connecticut Energy's utility and nonutility operations as a direct, wholly-owned subsidiary of Energy East. Pursuant to the Merger Agreement, SCG will not be merged with any of Energy East's currently existing operating utility companies.

     Since this is a merger involving a holding company, rather than a merger of operating utility companies, no substantive changes are expected in the manner in which the FCC licenses subject to this application will be utilized. In particular, following the merger, SCG will remain the licensee and will not change its name.

     Connecticut Energy expects to obtain shareholder approval at a special meeting on September 14, 1999. No Energy East shareholder approval is required. The parties are currently in the process of obtaining a variety of state and federal regulatory approvals, and hope to consummate the merger by the end of 1999. As a result, an expedited approval of this application is respectfully requested as necessary.